SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF EVENT: NOVEMBER 11, 2002

                         COMMISSION FILE NUMBER 0-25416

                              CALL-SOLUTIONS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

CALIFORNIA                                                            33-0563989
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

555 WHITEHALL STREET, ATLANTA, GA                                       30303
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                                 (404) 222-0760
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



ITEM 6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS.

Peter Van Brunt resigned as CEO and Member of the Board of Directors of CSOL on November 11, 2002. The current board now consists of Dr. Usama and Ronald Allen.

Since 1974, Dr. Usama has been a oral and maxillofacial surgeon practicing in Cleveland Heights, Ohio.
Dr. Usama received his a Bachelor of Science Degree from Howard University, College of Liberal Arts, Washington, D.C. in 1959, and his Doctor of Dental Surgery from Howard University, College of Dentistry, Washington, D.C. in 1963.

From July, 2002 to present, Mr. Allen has worked as Chief Executive Officer of Global Automation Works, Inc. From August, 2000 to January, 2002, Mr. Allen was a Project Engineer for Scientific Research Corporation, in Atlanta, Georgia, and from May, 1999 to June, 2000, a Project Engineer for Rapid Design Service, in Flint, Michigan. From December 1996 to February, 1999, Mr. Allen was a Graduate Assistant Football Coach at the Michigan Technological University, at Houghton, Michigan. Mr. Allen received his Bachelor of Science degree in Electrical Engineering from the Michigan Technological University, in Houghton, Michigan in 1999.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               Call-Solutions,  Inc.

November 12, 2002                               /s/  Ronald Allen
                                               ---------------------------
                                                  Ronald Allen


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